            SUBORDINATED SECURED CONVERTIBLE DEBENTURES AND WARRANTS
                               PURCHASE AGREEMENT

                                     Between

                              Datatec Systems, Inc.

                                       and

                         the Investors Signatory Hereto

            THIS SUBORDINATED SECURED CONVERTIBLE DEBENTURES AND WARRANTS
PURCHASE AGREEMENT, dated as of April 3, 2002 (the "Agreement"), is entered into by and among the Investors who are signatories hereto (each an "Investor" and together the "Investors") and Datatec Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company").

            WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investors, and the Investors shall purchase in the aggregate (i) $2,000,000 principal amount of Debentures (as defined below) and (ii) Warrants (as defined below) to purchase shares of the Common Stock (as defined below); and

            WHEREAS, such investments will be made in reliance upon the provisions of Section 4(2) ("Section 4(2)") and/or Section 4(6) of the United
States Securities Act of 1933, as amended, and/or Regulation D ("Regulation D")
and the other rules and regulations promulgated thereunder (the "Securities
Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in securities to be made hereunder.

            NOW, THEREFORE, in consideration of the mutual promises,
representations, warranties, covenants and conditions set forth in this
Agreement, the parties hereto agree as follows.

                                   ARTICLE I

                               Certain Definitions

            In addition to the definitions set forth in the text of this
Agreement, the following capitalized terms shall have the meanings ascribed to them below.

            "Capital Shares" shall mean the Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

            "Capital Shares Equivalents" shall mean any securities, rights, or obligations that are convertible into or exchangeable for or give any right to subscribe for any Capital Shares of the Company or any warrants, options or other rights to subscribe for or purchase Capital Shares or any such convertible or exchangeable securities.

            "Closing" shall mean the closing of the purchase and sale of the
Debentures and Warrants pursuant to Section 2.1.

            "Closing Date" shall mean the date hereof.

            "Common Stock" shall mean the Company's common stock, $0.001 par value per share.

            "Conversion Shares" shall mean the shares of Common Stock issuable upon conversion of the Debentures and any shares of Common Stock issued as interest upon the Debentures.

            "Conversion Price" shall mean the Conversion Price, as that term is defined in the Debentures.

            "Damages" shall mean any loss, claim, damage, judgment, penalty, deficiency or liability, including reasonable out-of-pocket costs and expenses
(including, without limitation, reasonable attorney's fees and disbursements and reasonable costs and expenses of expert witnesses and investigation), but shall exclude any loss of profits or other consequential damages (provided, however, that such exclusion shall in no way limit the payment of liquidated damages as provided in this Agreement).

            "Debentures" shall mean the Subordinated Secured Convertible
Debentures substantially in the form attached hereto as Exhibit A.

            "Disclosure Schedule" shall mean the written disclosure schedule delivered on or prior to the date hereof by the Company to the Investors that is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Agreement.

            "Effective Date" shall mean the date on which the SEC first declares effective a Registration Statement registering the resale of the Registrable
Securities as set forth in the Registration Rights Agreement.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "IBM Credit Facility" shall mean the Inventory and Working Capital
Financing Agreement dated as of November 10, 2000, as amended pursuant to an
Acknowledgement, Waiver and Amendment to Financing Agreement dated May 2, 2001, an Acknowledgement, Waiver and Amendment to Financing Agreement dated July 26,
2001, and an Acknowledgement, Wavier and Amendment to Financing Agreement dated
December 14, 2001, all between the Company and IBM, as such shall be amended, supplemented, restated, extended, renewed or otherwise modified and in effect from time to time

            "Irrevocable Transfer Agent Instructions" shall mean the Irrevocable
Transfer Agent Instructions, in the form of Exhibit C attached hereto, from the
Company to the Company's transfer agent.

            "Issue Date" shall mean the date on which Debentures and Warrants are issued pursuant to Article II.

            "Legend" shall mean the legend set forth in Section 9.1.

            "Market Price" on any given date shall mean the average of the closing bid price on the Principal Market (as reported by Bloomberg, L.P.) of the Common Stock during the five (5) Trading Day period ending on the Trading
Day immediately prior to the date for which the Market Price is to be determined.

            "Material Adverse Effect" shall mean any effect on the business, operations, properties, prospects or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under the Transaction Documents in any material respect.

            "Outstanding" when used with reference to Shares, shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such
Shares; provided, however, that "Outstanding" shall not mean any such Shares then directly or indirectly owned or held by or for the account of the Company.

            "Person" shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

            "Principal Market" shall mean the American Stock Exchange, the New
York Stock Exchange, the NASDAQ National Market, or the NASDAQ Small-Cap Market,
whichever is at the time the principal trading exchange or market for the Common
Stock, based upon share volume, or if the Common Stock is not traded on an exchange market, the OTC Bulletin Board or the National Quotation Bureau, as the
case may be.

            "Purchase Price" shall mean the principal amount of the Debentures to be purchased pursuant to Section 2.1.

            "Registrable Securities" shall mean the Conversion Shares and the
Warrant Shares until (i) the Registration Statement has been declared effective by the SEC, and all Conversion Shares and Warrant Shares have been disposed of pursuant to the Registration Statement, (ii) all Conversion Shares and Warrant
Shares have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the
Securities Act ("Rule 144") are met, (iii) all Conversion Shares and Warrant
Shares have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (iv) such time as, in the opinion of counsel to the
Company, all Conversion Shares and Warrant Shares may be sold within a three-month period pursuant to Rule 144 (or any similar provision then in effect) under the Securities Act.

            "Registration Rights Agreement" shall mean the agreement regarding the filing of the Registration Statement for the resale of the Registrable
Securities, entered into between the Company and the Investors substantially in the form attached hereto as Exhibit D.

            "Registration Statement" shall mean one or more registration statements on Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the resale by the
Investors of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement, the Registration Rights
Agreement and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investors of the
Registrable Securities under the Securities Act.

            "Regulation D" shall have the meaning set forth in the recitals of this Agreement.

            "SEC" shall mean the Securities and Exchange Commission.

            "Section 4(2)" and "Section 4(6)" shall have the meanings set forth in the recitals of this Agreement.

            "Securities" shall mean the Debentures, the Warrants, the Conversion
Shares and the Warrant Shares, collectively.

            "Securities Act" shall have the meaning set forth in the recitals of this Agreement.

            "Security Agreement" shall mean the Security Agreement in
substantially the form of Exhibit E hereto executed and delivered contemporaneously with this Agreement.

            "SEC Documents" shall mean the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2000, and each report, proxy statement or registration statement filed by the Company with the SEC pursuant to the
Exchange Act or the Securities Act since the filing of such Annual Report through the date hereof.

            "Senior Debt" means all indebtedness and obligations of the Company and Datatec Industries, Inc. to IBM Credit Corporation ("IBM") pursuant to the
IBM Credit Facility.

            "Senior Lender" shall mean IBM Credit Corporation and any other lender that, with the prior written consent of the Investors, has or acquires a security interest or lending rights relating to the Company or its assets senior to the Investors.

            "Shares" shall mean shares of Common Stock or Capital Shares.

            "Subsidiaries" (each a "Subsidiary") shall mean all of the Company's subsidiaries including, without limitation, Datatec Industries, Inc., HH
Communications of Illinois, Inc., Signatel, Ltd., and eDeploy.com, Inc.

            "Trading Day" shall mean any day during which the Principal Market shall be open for business.

            "Transaction Documents" shall mean this Agreement, the Registration
Rights Agreement, the Security Agreement, the Debentures, the Warrants, the
Irrevocable Transfer Agent Instructions,

and each of the other agreements, documents and instruments entered into and delivered by the parties hereto in connection with the transactions contemplated by this Agreement.

            "Warrants" shall mean the Warrants substantially in the form of
Exhibit B to be issued to the Investors hereunder.

            "Warrant Shares" shall mean all shares of Common Stock or other securities issued or issuable pursuant to exercise of the Warrants.

                                   ARTICLE II

                  Purchase and Sale of Debentures and Warrants

            Section 2.1 Investment.

            (a) Upon the terms and subject to the conditions set forth herein, on the Closing Date, the Company shall sell, and the Investors shall purchase,
Two Million Dollars ($2,000,000) aggregate principal amount of Debentures (in the denominations set forth on the signature page hereto) and Warrants in an amount and with an exercise price as provided in Section 2.1(c).

            (b) The Closing shall occur on the Closing Date at which time (x)
the Company shall release to the Investors the Debentures and Warrants to be issued on the Closing Date and (y) the Investors shall release to the Company the Purchase Price in immediately available funds.

            (c) The aggregate number of Warrants to be issued at the Closing shall be 270,000. The exercise price of all Warrants shall be 120% of the Market
Price on the Closing Date. All Warrants shall have a term of five years from the
Issue Date.

            (d) The obligation of the Company hereunder to issue and sell the
Debentures and Warrants to each Investor at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Investor with prior written notice thereof.

                        (i) The Investors shall have executed each of the
            Transaction Documents to be executed by them and delivered the same to the Company.

                        (ii) The representations and warranties of the Investors
            shall be true and correct as of the date when made and as of the
            Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Investors shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by them at or prior to the
            Closing Date.

            (e) The obligation of each Investor hereunder to purchase the
Debentures and Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Investor's sole benefit and may be waived by such Investor at any time in its sole discretion by providing the Company with prior written notice thereof.

                        (i) The Company and each other Investor shall have
            executed each of the Transaction Documents to be executed by it and delivered the same to such Investor.

                        (ii) The Common Stock shall be authorized for quotation
            on the Principal Market, trading in the Common Stock shall not have been suspended by the Principal Market or the SEC at any time beginning on the date hereof and through and including the Closing
            Date, and the Company shall not have been notified of any pending or threatened proceeding or other action to delist or suspend trading in the Common Stock.

                        (iii) The representations and warranties of the Company
            in the Transaction Documents shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Investor shall have received a certificate, executed by the Company's
            President or Chief Executive Officer, dated as of the Closing Date, to the foregoing effect, including, without limitation, an update as of the Closing Date regarding the representation contained in
            Section 4.3 below and confirmation that the Company is not in default to the Senior Lender and that the Company reasonably expects to remain in compliance with its loan covenants for the foreseeable future.

                        (iv) Such Investor shall have received the opinion of
            the Company's counsel dated as of the Closing Date, in form, scope and substance reasonably satisfactory to such Investor and in substantially the form of Exhibit F attached hereto.

                        (v) The Company shall have executed and delivered to
            such Investor the Debentures (in such denominations as such Investor shall request) being purchased by such Investor at the Closing.

                        (vi) The Company shall have executed and delivered to
            such Investor the Warrants (in such denominations as such Investor shall request) being purchased by such Investor at the Closing.

                        (vii) The Board of Directors of the Company shall have
            adopted resolutions consistent with Section 4.2 below and in a form reasonably acceptable to such Investor (the "Resolutions").

                        (viii) As of the Closing Date, the Company shall have
            reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the issuance of the shares of Common Stock issuable in connection with this Agreement, a number of shares of
            Common Stock equal to at least 200% of the number of (x) Conversion
            Shares issuable upon conversion of the Debentures to be outstanding on the Closing Date (assuming all such Debentures were fully convertible on such date regardless of any limitations on the timing or amount of such conversions) and (y) Warrant Shares issuable upon exercise of the Warrants to be outstanding.

                        (ix) The Company shall have delivered the Irrevocable
            Transfer Agent Instructions to its Transfer Agent, and such Transfer
            Agent shall have acknowledged receipt thereof and agreement to comply therewith in writing.

                        (x) The Company shall have delivered to such Investor a
            certificate evidencing the incorporation and good standing of the
            Company and each Subsidiary (other than Signatel, Ltd., which the
            Company will deliver to the Investors as soon as reasonably practicable) in such corporation's state of incorporation issued by the Secretary of State of such state of incorporation as of a date within twenty (20) days of the Closing Date.

                        (xi) The Company shall have delivered to such Investor a
            certified copy of its Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within twenty (20)
            days of the Closing Date.

                        (xii) The Company shall have delivered to such Investor
            a certificate, executed by the Company's Secretary dated the Closing
            Date, as to (i) the Resolutions described in Section 4.2, (ii) the
            Certificate of Incorporation and (iii) the Bylaws, each as in effect on the Closing Date.

                        (xiii) Documentation reasonably satisfactory to the
            Investors demonstrating that the Company has obtained any and all approvals or consents from the Senior Lender necessary for the transactions contemplated by this Agreement (including, without limitation waiver by the Senior Lender of existing defaults on any and all indebtedness owed by the Company to them).

                        (xiv) Each other Investor shall have purchased its pro
            rata share of the Securities to be purchased by it at the Closing.

                        (xv) Documentation reasonably satisfactory for the
            Investors evidencing Directors' and Officers' liability insurance coverage for the Company and its officers and directors insuring against liability of at least $1.0 million per occurrence.

                        (xvi) The Company and the Senior Lender shall have
            agreed, in writing and in form and substance acceptable to the
            Investors in their sole discretion, to revise all covenants to make them less restrictive and consistent with the conservative projections delivered to the Investors.

                        (xvii) Such Investor shall have received a certificate,
            executed by the Company's President or Chief Executive Officer,
            dated as of the Closing Date, to the effect that since April 30,
            2001, (i) no Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in any SEC documents filed at least five (5) days prior to the Closing Date and available on EDGAR or otherwise provided to the Investors, and (ii) the
            Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to 11 U.S.C. ss.ss. 101 et seq. (the "Bankruptcy Code") or any similar state bankruptcy law nor does the Company have any knowledge or reason to believe that its

            creditors intend to initiate an involuntary proceeding under the
            Bankruptcy Code or any such state law.

                        (xviii) A copy of the Company's amendment to its Rights
            Plan (as defined in Section 4.32 hereof) as approved by the
            Company's Board evidencing the fact that the Investors are not and will not become an "Acquiring Person" as that term is defined under the Rights Plan.

            Section 2.2 Liquidated Damages. The parties hereto acknowledge and agree that the sums payable pursuant to this Agreement, the Registration Rights
Agreement and the Debentures shall constitute liquidated damages and not penalties. The parties further acknowledge that (a) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (b) the amounts specified in this Agreement, the Registration Rights
Agreement and the Debentures bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the
Investors in connection with the failure by the Company to satisfy its obligations, including but not limited to the timely registration of the
Registrable Securities and (c) the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement in good faith and at arm's length.

                                  ARTICLE III

                 Representations and Warranties of the Investors

            Each Investor, severally and not jointly, represents and warrants to the Company that:

            Section 3.1 Intent. The Investor is entering into this Agreement for its own account for investment purposes only and not with a view to or for sale in connection with any distribution of the Securities. The Investor has no present arrangement (whether or not legally binding) at any time to sell the
Securities to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold such securities for any minimum or other specific term and reserves the right to dispose of the
Conversion Shares and Warrant Shares at any time in accordance with federal and state securities laws applicable to such disposition.

            Section 3.2 Sophisticated Investor. The Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such knowledge and experience in business and financial matters that it has the capacity to protect its own interests in connection with this transaction and is capable of evaluating the merits and risks of an investment in the Securities.
The Investor acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

            Section 3.3 Authority. This Agreement and each agreement attached as an Exhibit hereto that is required to be executed by Investor has been duly authorized and validly executed and delivered by the Investor and is a valid and binding obligation of the Investor enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

            Section 3.4 Not an Affiliate. The Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities
Act) of the Company.

            Section 3.5 Disclosure; Access to Information. The Investor has
received all documents, records, books and other publicly available information pertaining to Investor's investment in the Company that have been requested by the Investor. The Investor acknowledges that the Company is subject to the periodic reporting requirements of the Exchange Act, and the Investor has reviewed copies of all SEC Documents deemed relevant by Investor.

            Section 3.6 Manner of Sale. At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

                                   ARTICLE IV

                  Representations and Warranties of the Company

            The Company represents and warrants to the Investors that, except as set forth on the Disclosure Schedule, if any, prepared by the Company and delivered herewith:

            Section 4.1 Organization of the Company. The Company is a
corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has all requisite corporate authority to own its properties and to carry on its business as now being conducted. The Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the jurisdictions in which they are organized and have the requisite corporate power and authority to own their respective properties and to carry on their businesses as now being conducted. The Company and each of its
Subsidiaries is duly qualified and is in good standing as a foreign corporation to do business in every jurisdiction in which the nature of the business conducted or property owned or leased by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material
Adverse Effect.

            Section 4.2 Authority. (i) The Company has the requisite corporate power and corporate authority to enter into and perform its obligations under the Transaction Documents and, as the case may be, to issue the Debentures, the
Conversion Shares, the Warrants and the Warrant Shares pursuant to their respective terms, (ii) the execution, issuance and delivery of the Transaction
Documents by the Company and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) the Transaction Documents have been duly executed and delivered by the Company and at the Closing shall constitute valid and binding obligations of the Company enforceable against it and in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The Company has duly and validly authorized and reserved for issuance shares of Common Stock sufficient in number for the conversion of the Debentures and for the exercise of the Warrants. The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of the Conversion Shares. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of

the Debentures and Warrant Shares upon exercise of the Warrants in accordance with this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company and notwithstanding the commencement of any case under the Bankruptcy Code.

            Section 4.3 Capitalization. The authorized capital stock of the
Company consists of 75,000,000 shares of Common Stock, $0.001 par value per share, of which 34,454,064 shares were issued and outstanding as of February 28,
2002 and 4,000,000 shares of Preferred Stock, $0.001 par value per share, none of which were issued and outstanding as of February 28, 2002. Except for outstanding options and warrants as set forth in the SEC Documents, there are no outstanding Capital Shares Equivalents nor any agreements or understandings pursuant to which any Capital Shares Equivalents may become outstanding. The
Company is not a party to any agreement granting preemptive, registration or anti-dilution rights to any Person with respect to any of its equity or debt securities, except as set forth in the SEC Documents (in which Cisco Systems,
Inc. is the only such party). All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and were issued in compliance with all applicable federal and state securities laws.

            Section 4.4 Common Stock. The Company has registered its Common
Stock pursuant to Section 12(b) or (g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company is in compliance with all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on, the
Principal Market. As of the date hereof, the Principal Market is the Nasdaq
National Market and the Company has not received any notice regarding, and to its knowledge there is no threat of, the termination or discontinuance of the eligibility of the Common Stock for such listing.

            Section 4.5 SEC Documents. The Company has not provided to the
Investors any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. The Company has filed all documents required to be filed under the Exchange Act and Securities Act during the prior three years.
As of their respective dates, the SEC Documents (a) complied in all material respects with the requirements of the Exchange Act, and rules and regulations of the SEC promulgated thereunder, and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto at the time of such inclusion. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended
(subject, in the case of unaudited interim statements, to normal year-end audit adjustments). Neither the Company nor any of its Subsidiaries has any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described in the financial statements or in the notes thereto in accordance with U.S. generally accepted accounting principles, which was not fully reflected in,

                                       10

reserved against or otherwise described in the financial statements or the notes thereto included in the SEC Documents or was not incurred in the ordinary course of business consistent with the Company's past practices since the last date of such financial statements. No other information provided by or on behalf of the
Company to the Investors that is not included in the SEC Documents, including, without limitation, information referred to in Section 3.5 of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading.

            Section 4.6 Exemption from Registration; Valid Issuances. Subject to the accuracy of the Investors' representations in Article III, the sale of the
Debentures, the Conversion Shares, the Warrants and the Warrant Shares will not require registration under the Securities Act and/or any applicable state securities law. When issued and paid for in accordance with the Warrants and validly converted in accordance with the terms of the Debentures, the Conversion
Shares and the Warrant Shares will be duly and validly issued, fully paid, and non-assessable. Neither the sales of the Securities pursuant to, nor the performance by the Company of its obligations under, the Transaction Documents will (i) result in the creation or imposition by the Company of any liens, charges, claims or other encumbrances upon the Securities or, except as contemplated herein, any of the assets of the Company, or (ii) be subject to preemptive or other rights to subscribe for or acquire the Capital Shares or other securities of the Company. The Securities shall not subject the Investors to personal liability to the Company or its creditors by reason of the possession thereof.

            Section 4.7 No Directed Selling, General Solicitation or Advertising
in Regard to this Transaction. Neither the Company nor any of its affiliates nor, to the knowledge of the Company, any person acting on its or their behalf
(i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to the sale of the Debentures or the Warrants, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the sale of the Securities under the
Securities Act.

            Section 4.8 No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of and payment of interest upon the Debentures, the Conversion Shares, the Warrants and the Warrant Shares, do not and will not (i) result in a violation of the
Certificate of Incorporation or By-Laws of the Company or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument, or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree
(including federal and state securities laws and regulations) applicable to the
Company or by which any property or asset of the Company is bound or affected, nor is the Company otherwise in violation of, conflict with or default under any of the foregoing (except in each case for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not have, individually or in the aggregate, a Material Adverse Effect). The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not result in a Material
Adverse Effect. The Company's business is not being

                                       11

conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not result in a Material Adverse Effect. The Company is not required under any federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to issue and sell the Debentures or the
Warrants in accordance with the terms hereof (other than any SEC, Principal
Market or state securities filings that may be required to be made by the
Company subsequent to Closing, any registration statement that may be filed pursuant hereto, and any stockholder approval required by the rules applicable to companies whose common stock trades on the Principal Market); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investors herein. The Company is not in violation of the listing or posting requirements of the Principal Market as in effect on the date hereof and is not aware of any facts that would reasonably lead to delisting of the Common Stock by the Principal Market in the foreseeable future.

            Section 4.9 No Material Adverse Change. Since April 30, 2001, no
Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in the SEC Documents filed at least five (5) days prior to the date hereof and available on EDGAR or otherwise made available by the
Company to the Investors.

            Section 4.10 No Undisclosed Events or Circumstances. Since April 30,
2001, no event or circumstance has occurred or exists with respect to the
Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

            Section 4.11 No Integrated Offering. The Company has not, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act or cause this offering of securities to be integrated with prior offerings of securities by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal
Market; nor will the Company or any of its Subsidiaries take any action or steps that would require registration of the securities offered hereby under the
Securities Act or cause the offering of such securities to be integrated with other offerings.

            Section 4.12 Litigation and Other Proceedings. Except as disclosed in the SEC Documents, there are no lawsuits or proceedings pending or, to the knowledge of the Company, threatened, against the Company or any subsidiary, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which could reasonably be expected to have a
Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency which could result in a Material Adverse Effect. There is no action, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

                                       12

            Section 4.13 No Misleading or Untrue Communication. The Company and,
to the knowledge of the Company, any person representing the Company, or any other person selling or offering to sell the Debentures or the Warrants in connection with the transaction contemplated by this Agreement, have not made, at any time, any oral communication in connection with the offer or sale of the same that contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

            Section 4.14 Insurance. The Company and each Subsidiary maintains property and casualty, general liability, workers' compensation, environmental hazard, personal injury, directors' and officers' liability and other similar types of insurance with financially sound and reputable insurers that is adequate, consistent with industry standards and the Company's historical claims experience other than insurance that failure to so maintain would not have a
Material Adverse Effect (provided the Company acknowledges that any failure to maintain directors' and officers' liability insurance shall be conclusively deemed to have a Material Adverse Effect). Neither the Company nor any
Subsidiary has received notice from, or has any knowledge of any threat by, any insurer (that has issued any insurance policy to the Company or a Subsidiary)
that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy presently in force.

            Section 4.15 Tax Matters. The Company has accurately prepared and timely filed all United States income tax returns and all state and municipal tax returns that are required to be filed by it, if any, and has paid or made provision for the payment of all taxes, if any, that have become due pursuant to such returns. No deficiency assessment or proposed adjustment of the Company's
United States income tax or state or municipal taxes is pending and there is no liability as of the date hereof for any tax for which there is not an adequate reserve reflected in the Company's publicly filed financial statements. All federal, state, local and foreign franchise, sales, use, occupancy, excise, withholding and other taxes and assessments (including interest and penalties)
payable by, or due from, the Company have been fully paid or adequately disclosed and fully provided for in the books and financial statements of the
Company, except where the failure to provide for or pay such taxes and assessments would not have a Material Adverse Effect on the Company. No examination of any tax return of the Company is currently in progress, except where such examinations would not have a Material Adverse Effect on the Company.
There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of the Company.

            Section 4.16 Property. Except as disclosed in the SEC Documents, each of the Company and its Subsidiaries has good and marketable title to all real and personal property owned by it, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and to the Company's knowledge any real property and buildings held under lease by the Company as tenant are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and intended to be made of such property and buildings by the Company.

            Section 4.17 Intellectual Property Rights. Each of the Company and
its Subsidiaries has sufficient title and ownership of or is licensed under all patents, patent applications, trademarks,

                                       13

service marks, trade names, copyrights, and all registrations and applications for registration of any of the foregoing, and all trade secrets, information, inventions, computer programs owned or licensed by the Company, documentation, proprietary rights and processes (collectively, "Intellectual Property")
necessary for its business as now conducted and as currently proposed to be conducted without any conflict with and without infringement of the rights of others. The Company has not received any communications alleging that it has violated or, by conducting its businesses as currently proposed to be conducted, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, and the Company has no knowledge of any basis for such claim.

            Section 4.18 Proprietary Information; Noncompetition Covenants. The
Company has done nothing to compromise the secrecy, confidentiality or value of any of its trade secrets, know-how, inventions, prototypes, designs, processes or technical data required to conduct its business as now conducted or as proposed to be conducted. The Company has taken in the past and will take in the future reasonable security measures to protect the secrecy, confidentiality and value of all its trade secrets, know-how, inventions, prototypes, designs, processes, and technical data important to the conduct of its business.

            Section 4.19 Internal Controls and Procedures. The Company maintains books and records and internal accounting controls which provide reasonable assurance that (i) all transactions to which the Company or any Subsidiary is a party or by which its properties are bound are executed with management's authorization; (ii) the recorded accounting of the Company's consolidated assets is compared with existing assets at regular intervals; (iii) access to the
Company's consolidated assets is permitted only in accordance with management's authorization; and (iv) all transactions to which the Company or any Subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with
U.S. generally accepted accounting principles.

            Section 4.20 Payments and Contributions. Neither the Company, any
Subsidiary, nor any of its directors, officers or, to its knowledge, other employees has (i) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment of Company funds to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person with respect to Company matters.

            Section 4.21 Acknowledgment Regarding Investors' Purchase of the
Securities. The Company acknowledges and agrees that each of the Investors is acting solely in the capacity of arm's-length purchaser with respect to the
Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the
Transaction Documents and the transactions contemplated thereby and any advice given by any of the Investors or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to such Investor's purchase of the
Debentures and the Warrants. The Company further represents to each Investor that the Company's

                                       14

decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

            Section 4.22 Employees. To the best of the Company's knowledge, no employee of the Company or any Subsidiary is obligated under any contract
(including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would conflict with such employee's obligation to use his best efforts to promote the interests of the Company or any Subsidiary or that would conflict with the Company's business as conducted or as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company or any
Subsidiary, nor the conduct of the Company's business as currently proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. To the best of the Company's knowledge, no employee or consultant of the Company or any Subsidiary is in violation of any term of any employment contract, proprietary information and inventions agreement, noncompetition agreement or any other contract or agreement relating to the relationship of any such employee or consultant with the Company or any previous employer. To the best of the Company's knowledge, no officer of the Company or any Subsidiary nor any Key
Employee (as hereinafter defined) of the Company or any Subsidiary, the termination of whose employment, either individually or in the aggregate, would have a Material Adverse Effect, has any intention of terminating his or her employment with the Company. Neither the Company nor any Subsidiary has any
collective bargaining agreements with any of its employees and there is no labor-union-organizing activity pending or to the best of the Company's knowledge threatened with respect to the Company or any Subsidiary. For purposes of this Agreement, "Key Employee" means and includes each officer of the Company or any Subsidiary and each employee who contributes to the invention, design or authorship of the Company's Intellectual Property. The Company and its
Subsidiaries have complied in all material respects with all applicable laws relating to employment of labor, including provisions relating to wage, hours,
ERISA, equal opportunity, collective bargaining and the payment of social security and other taxes.

            Section 4.23 Environmental Matters.

            (a) The Company has duly complied with, and, to the best knowledge of the Company, all the real estate owned or leased by it either currently or in the past (hereinafter referred to collectively as the "Premises") are in compliance in all material respects with, the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder.

            (b) The Company has been issued, and will maintain, all federal, state and local permits, licenses, certificates and approvals known to the
Company to be required relating to (i) air emissions, (ii) discharges to surface water or ground water, (iii) noise emissions, (iv) solid or liquid waste disposal, (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder, as hazardous or potentially hazardous), or (vi) other environmental, health and safety matters.

                                       15

            (c) The Company has not received notice of, nor does the Company know of any facts that might constitute, any violation of any federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder, that relate to the use, ownership or occupancy of any of the Premises, and the Company is not in violation of any covenants, conditions, easements, rights-of-way or restrictions affecting any of the Premises or any rights appurtenant thereto.

            (d) Except in accordance with a valid governmental permit, license, certificate or approval, the Company has not caused any emission, spill, release or discharge into or upon (i) the air, (ii) soils or any improvements located thereon, (iii) surface water or ground water, or (iv) the sewer, septic system or waste treatment, storage or disposal system servicing any of the Premises, of any toxic or hazardous substances or wastes at or from any of the Premises.

            (e) There has been no complaint, order, directive (other than directives applicable to the general public), claim, citation or notice by any governmental authority or any other person or entity with respect to (i) air emissions, (ii) spills, releases or discharges to soils or any improvements located thereon, surface water, ground water or the sewer, septic system or waste treatment, storage or disposal systems servicing any of the Premises,
(iii) noise emissions, (iv) solid or liquid waste disposal, (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes or (vi) other environmental, health or safety matters affecting the
Company, any of the Premises or any improvements located thereon, or the businesses thereon conducted.

            Section 4.24 Regulatory Permits. The Company and its Subsidiaries
possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such items would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

            Section 4.25 No Materially Adverse Contracts, Etc. Neither the
Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that in the judgment of the Company's officers has a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement that in the reasonable judgment of the Company's officers has or is expected to have a Material Adverse Effect.

            Section 4.26 Certain Transactions. Except as set forth in the SEC
Documents filed at least ten (10) days prior to the date hereof and available on
EDGAR and except for arm's-length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties, none of the officers or directors of the Company is presently a party to any transaction with the
Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner.

                                       16

            Section 4.27 Application of Takeover Protections. The Company and
its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under the laws of the state of its incorporation which is or could become applicable to the Investors as a result of the transactions contemplated by this Agreement, including, without limitation, the
Company's issuance of the Securities and the Investor's ownership thereof.

            Section 4.28 No Other Agreements. The Company has not, directly or indirectly, made any agreements with any Investors relating to the terms or conditions of the transactions contemplated by the Transaction Documents, except as set forth in the Transaction Documents.

            Section 4.29 No Misrepresentation. The representations and warranties of the Company contained in this Agreement, any schedule, annex or exhibit hereto and any agreement, instrument or certificate furnished by the
Company to the Investors pursuant to this Agreement, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            Section 4.30 Registration Rights. Except as provided in the
Registration Rights Agreement, the Company is not under any obligation to register any of its presently outstanding securities or any of its securities that may hereafter be issued.

            Section 4.31 Finders' Fees. Other than with respect to Cardinal
Securities, L.L.C., the Company represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this
Agreement. The Company hereby agrees to indemnify and to hold the Investors harmless of and from any liability for any commission or compensation in the nature of a finder's fee (including any fee listed on the Disclosure Schedule)
to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its employees or representatives is responsible.

            Section 4.32 Absence of Rights Agreement. Except for the Company's
Rights Agreement dated February 24, 1998, as amended (the "Rights Plan"), the
Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change of control of the Company. The Company represents and warrants that, the Investors are not and will not become an "Acquiring Person" as that term is defined under the Rights Plan by virtue of any of the transactions contemplated by the
Transaction Documents.

            Section 4.33 Compliance with Senior Lender Covenants. The Company is in full compliance with all covenants in favor of the Senior Lenders relating to all indebtedness owed by it to the Senior Lender and the Company reasonably and in good faith believes that it can maintain compliance with those covenants for the foreseeable future based on the Company's conservative projections as disclosed to the Investors.

            Section 4.34 Solvency. As of the date hereof and after giving effect to the issuance of the Debentures contemplated hereunder (a) the amount of the
"present fair salable value" of the assets of the Company will, as of such date, exceed the amount of all "liabilities of the Company, contingent or otherwise,"
as of such date, as such quoted terms are determined in accordance with

                                       17

applicable federal and state laws governing determinations of the solvency of debtors, (b) the present fair salable value of the assets of the Company will, as of the date hereof, be greater than the amount that will be required to pay the liability of the Company on its debts as such debts become absolute and matured, (c) the Company will not have, as of the date hereof, an unreasonably small amount of capital with which to conduct its business, and (d) the Company will be able to pay its debts as they mature. For purposes of this Section
"debt" means "liability or a claim", and "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

            Section 4.35 Certain Assets. The Subsidiaries have no assets, other than for (i) not more than US $75,000 of assets held in Signatel, Ltd. and (ii)
certain patents (No. 4,245,343, No. 1,164,343 and No. 4,713,811) held in Datatec
Industries Inc.

                                   ARTICLE V

                           Covenants of the Investors

            Each Investor, severally and not jointly, covenants with the Company that:

         Section 5.1 Best Efforts. Each Investor shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in
Article II of this Agreement.

         Section 5.2 Restrictions on Short-Selling. For so long as any of the
Debentures remain outstanding, each Investor, severally and not jointly, covenants with the Company that it will not, directly or indirectly through any affiliate, or instruct anyone to, sell short any shares of Common Stock;
provided, however, the Investors collectively shall be entitled to incur and maintain a short position in the Common Stock at any given time equal to no more than the number of shares of Common Stock that could then be issued upon conversion of $100,000 in principal amount of the Debentures.

                                   ARTICLE VI

                            Covenants of the Company

         Section 6.1 Best Efforts. The Company shall use its commercially reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Article II of this Agreement.

         Section 6.2 Registration Rights. The Company shall cause the
Registration Rights Agreement to remain in full force and effect and the Company shall comply with the terms thereof.

         Section 6.3 Reservation of Common Stock. As of the date hereof, the
Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to issue the Conversion Shares and the
Warrant Shares pursuant to any conversion of the Debentures or exercise

                                       18

of the Warrants in an amount not less than 200% of the number needed to provide for the issuance of Conversion Shares and Warrant Shares, as may be adjusted from time to time. The Company further agrees that if at any time 200% of the number of shares of Common Stock issuable upon conversion of the Debentures and exercise of the Warrants would cause the Company to be obligated to issue a number of shares of Common Stock in excess of its authorized capital (after taking into account all other Capital Shares Equivalents then existing), it shall promptly commence all corporate and stockholder action necessary to increase its authorized capital so as to eliminate the aforesaid condition.

            Section 6.4 Listing of Common Stock. The Company hereby agrees to maintain the listing of the Common Stock on a Principal Market, and as soon as reasonably practicable following the Closing to list the Conversion Shares and the Warrant Shares on the Principal Market. The Company further agrees, if the
Company applies to have the Common Stock traded on any other Principal Market, it will include in such application the Conversion Shares and the Warrant
Shares, and will take such other action as is necessary or desirable in the opinion of the Investors to cause the Conversion Shares and Warrant Shares to be listed on such other Principal Market as promptly as possible. The Company will take all action necessary to continue the listing and trading of its Common
Stock on its current Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market and, subject to the Company's rights to impose a blackout period pursuant to Section 3.u of the Registration Rights Agreement,
shall provide Investors with copies of any correspondence to or from such
Principal Market which questions or threatens delisting of the Common Stock, within three (3) Trading Days of the Company's receipt thereof, until the
Investors have disposed of all of their Registrable Securities.

            Section 6.5 Exchange Act Registration. The Company will cause its
Common Stock to continue to be registered under Section 12(b) or (g) of the
Exchange Act, will use its best efforts to comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act until the
Investors have disposed of all of their Registrable Securities.

            Section 6.6 Legends. The certificates evidencing the Registrable
Securities shall be free of legends, except as set forth in Article IX.

            Section 6.7 Corporate Existence; Conflicting Agreements. The Company
will take all steps necessary to preserve and continue the corporate existence of the Company. The Company shall not enter into any agreement, the terms of which agreement would restrict or impair the right or ability of the Company to perform any of its obligations under this Agreement or any of the other
Transaction Documents.

            Section 6.8 Consolidation; Merger. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the
Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument or by operation of law the Company's obligations under this Agreement, including the obligation to
                                       19

deliver to the Investors such shares of stock and/or securities as the Investors are entitled to receive pursuant to this Agreement and the Debentures.

            Section 6.9 Issuance of Debentures and Warrant Shares. The sale of the Debentures and the Warrants and the issuance of the Warrant Shares pursuant to exercise of the Warrants and the Conversion Shares upon conversion of the
Debentures shall be made in accordance with the provisions and requirements of
Section 4(2), 4(6) or Regulation D and any applicable state securities law. The
Company shall make any necessary SEC and "blue sky" filings required to be made by the Company in connection with the sale of such securities to the Investors as required by all applicable laws, and shall provide a copy thereof to the
Investors promptly after such filing.

            Section 6.10 Relief in Bankruptcy. The Company shall not seek judicial relief from its obligations hereunder except pursuant to the Bankruptcy
Code. In the event the Company is a debtor under the Bankruptcy Code, the
Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. ss. 362 in respect of the conversion of the Debentures and the exercise of the Warrants. The Company agrees, without cost or expense to the Investors, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. ss. 362.

            Section 6.11 Use of Proceeds. The Company will use the proceeds from the sale of the Debentures and the Warrants for general working capital purposes and may apply the proceeds to the repayment of the Senior Debt and, so long as no Event of Default exists under the Debentures, regular installments of interest due on other indebtedness. No such proceeds shall be used to repay the principal of any of the Company's indebtedness for borrowed money to any party other than IBM with respect to the Senior Debt.

            Section 6.12 Proxy Statement. If required either now or later by the rules and regulations of the Principal Market or otherwise, or if at any time the number of shares of Common Stock that the Investors hold, together with the shares they are then entitled to receive assuming conversion in full of the
Debentures and exercise of the Warrants at an assumed Conversion Price equal to
50% of the then applicable Conversion Price, would exceed the number of shares permitted to be issued without shareholder approval under the rules and regulations of the Principal Market, upon the request of the Investors, the
Company shall, at its option, either: (a) repurchase a sufficient principal amount of the Debentures at the Conversion Value (as defined below) such that a full conversion and exercise of all remaining Company securities held by the
Investors at 50% of the then effective Conversion Price after giving effect to the redemption would not violate the rules and regulations of the Principal
Market (provided the Company must pay for such redeemed Debentures in full and in cash within 5 business days of the Investor's request) (For purposes of this
Section 6.12, "Conversion Value" shall mean the product of (A) the number of shares of Common Stock issuable upon conversion of the principal amount of the
Debenture being redeemed based upon the Conversion Price applicable on the date the Investors notify the Company of its request for a stockholder meeting hereunder, multiplied by (B) the Market Price of the Common Stock on such date);
or (b) prepare and file with the SEC and shall provide to each stockholder entitled to vote at the next meeting of stockholders of the Company, which shall be not later than ninety (90) days from the date of such request (the
"Stockholder Meeting Deadline"), a proxy statement in accordance with Section 14 of the Exchange Act, which has been previously reviewed by the Investors and a counsel of their choice, soliciting each such stockholder's affirmative vote at such stockholder meeting for approval of the Company's issuance of all of the
Conversion Shares and the

                                       20

Warrant Shares in excess of any limitation or cap imposed by the Principal
Market or otherwise, and the Company shall use its best efforts to solicit its stockholders' approval of such issuance of the Conversion Shares and the Warrant
Shares and cause the Board of Directors of the Company to recommend to the stockholders that they approve such proposal. If the Company fails to hold a meeting of its stockholders or fails to secure the stockholder approval contemplated hereby by the Stockholder Meeting Deadline (unless such failure is the result solely of the actions of the Investors), then, as partial relief
(which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each Investor an amount in cash equal to
2.5% of the aggregate Purchase Price paid for the Debentures purchased hereunder per month until the stockholder meeting is held (pro rated for partial months).
The Company shall make the payments referred to in the immediately preceding sentence within five (5) days of the earlier of (a) the holding of the meeting of the Company's stockholders and (b) the last day of each 30-day period beginning on the day after the Stockholder Meeting Deadline. In the event the
Company fails to make such payments in a timely manner, such payments shall bear interest at the rate of 2.5% per month (pro rated for partial months) until paid in full.

            Section 6.13 Transactions with Affiliates. So long as (i) there are
Debentures or Warrants outstanding or (ii) any Investor owns Conversion Shares and/or Warrant Shares with a market value equal to or greater than $300,000, the
Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, persons who were officers or directors at any time during the previous two (2) years, stockholders who beneficially own 5% or more of the Common Stock, or affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each, a "Related Party"), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any agreement, transaction, commitment or arrangement on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, or (c) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company.
For purposes hereof, any director who is also an officer of the Company or any
Subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. "Affiliate" for purposes of this Section means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 5% or more equity interest in that person or entity, (ii) has 5% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "Control" or "controls" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

            Section 6.14 Suspension of Trading. In addition to any other remedies which the Investors have under this Agreement and under applicable law, for each business day on which trading in the shares of Common Stock is suspended or prohibited on the Principal Market, the Company shall pay the
Investors an amount equal to 0.2% of the product of (1) the number of Conversion
Shares and Warrant Shares then held by the Investors or into which the
Debentures are then convertible and for which the Warrants are then exercisable and (2) the Market Price of the Common Stock on the Trading Day prior to such suspension or prohibition. The cumulative amount of such amounts

                                       21

that have accrued shall be paid by the Company to the Investors every seven (7)
Business Days after the date of such suspension or prohibition.

            Section 6.15 Intentionally Deleted.

            Section 6.16 Right of First Refusal. As long as the Investors hold
Debentures representing, in the aggregate, a remaining outstanding principal and interest amount of at least Five Hundred Thousand Dollars ($500,000), the
Company shall not, other than pursuant to any underwritten public offering, sell or enter into any agreement to sell any Capital Shares Equivalents with Persons other than the Investors during the period commencing on the date hereof and ending fifteen (15) months after the Closing Date unless the Company shall first have satisfied its obligations under this Section 6.16.

            (a) If the Company receives a written offer that the Company desires or intends to accept from any Person or group of Persons other than the
Investors to purchase any of the Company's Capital Shares Equivalents, the
Company shall, within ten (10) Trading Days after the receipt by the Company of such offer, give the Investors a written notice of such offer stating the type, terms, and purchase price of such Capital Shares Equivalents and the other material terms and conditions of the sale of such Capital Shares Equivalents and attaching a copy of any offer signed by the Person or Persons making such offer.

            (b) The Investors shall have the right to purchase all or any part of such Capital Shares Equivalents on the same terms and conditions as are set forth in the Company's written notice. Each Investor may exercise its right to purchase such Capital Shares Equivalents by giving a written notice of exercise to the Company within seven (7) Trading Days after such Investor's receipt of the Company's notice. Each Investor shall have the right to purchase such
Capital Shares Equivalents pro rata in accordance with the number of Conversion
Shares that it may purchase under this Agreement. Each Investor may also purchase any Capital Shares Equivalents not purchased by the other Investors.

            (c) If the Investors shall not have exercised their rights to purchase all of such Capital Shares Equivalents, then the Company shall have the right to sell all Capital Shares Equivalents not subscribed by the Investors on the same terms and conditions as those set forth in the Company's notice. If the
Company shall not have sold all such Capital Shares Equivalents within Thirty
(30) days after the expiration of the 7-day period in paragraph (b) above, then the Company shall not sell any such Capital Shares Equivalents unless it first offers to sell such securities to the Investors in accordance with the procedures set forth in this Section 6.16.

            Section 6.17 Insurance. So long as there remains outstanding any
Debentures or Registrable Securities, the Company agrees to obtain and maintain in full force and effect insurance in such amounts and against such risks as is customarily carried by companies in similar businesses and owning similar properties. Without limiting the generality of the foregoing, the Company shall obtain and maintain at all times directors' and officers' liability insurance with at least $5 million of aggregate coverage and at least $1 million of per occurrence coverage.

            Section 6.18 Compliance with Senior Lender Covenants. So long as there remains outstanding any Debentures, the Company and Datatec Industries,
Inc. ("DI") (i) shall comply with

                                       22

all loan covenants (including but not limited to borrowing limits and formula-based covenants) in favor of any Senior Lender (provided, however, so long as the Senior Lender has not accelerated its indebtedness with respect to an Event of Default (as such term is defined in the IBM Credit Facility) for noncompliance by the Company or DI, the Company and DI shall be deemed in compliance with this Section 6.18(i) while they are negotiating a default waiver with the Senior Lender for up to 90 days following a year end and up to 45 days following each quarter with respect to defaults revealed by the financials disclosed with respect to such time periods and (ii) subject to the Company's right to impose a blackout period pursuant to Section 3.u of the Registration
Rights Agreement, will deliver, or cause to be delivered, to the Investors reports within ninety (90) days after the end of each of its fiscal years,
Forty-Five (45) days after the end of each of its fiscal quarters and Thirty
(30) days after the end of each month describing the status of the Company's compliance with loan covenants in favor of the Senior Lender, including a detailed statement of any defaults or events of default thereunder and steps being taken to cure any such defaults or events of defaults. Such reports shall include the balance outstanding to the Senior Lender.

            Section 6.19 Asset Transfers. For so long as any Debentures are outstanding, the Company will not transfer any assets to any of its
Subsidiaries.

                                  ARTICLE VII

                            Survival; Indemnification

            Section 7.1 Survival. The representations, warranties and covenants made by the Company and each Investor in this Agreement, the annexes, schedules and Exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement, shall survive any Closing and the consummation of the transactions contemplated hereby. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

            Section 7.2 Indemnity.

            (a) The Company shall indemnify and hold harmless the Investors, their respective Affiliates (as defined in SEC Rule 405) and their respective officers, directors, partners and members (collectively, the "Investor
Indemnitees"), from and against any and all Damages, and shall reimburse the
Investor Indemnitees for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Investor Indemnitees and to the extent arising out of or in connection with:

                        (i) any misrepresentation, omission of fact or breach of
            any of the Company's representations or warranties contained in any of the Transaction Documents, the annexes, schedules or exhibits thereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant thereto; or

                                       23

                        (ii) any failure by the Company to perform any of its
            covenants, agreements, undertakings or obligations set forth in any of the Transaction Documents, the annexes, schedules or exhibits thereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant thereto; or

                        (iii) any action instituted against the Investors, or
            any of them, by any stockholder of the Company who is not an
            Affiliate (as defined above) of an Investor, with respect to any of the transactions contemplated by the Transaction Documents.

            (b) Each Investor, severally and not jointly, hereby agrees to indemnify and hold harmless the Company, its Affiliates and their respective officers, directors, partners and members (collectively, the "Company
Indemnitees"), from and against any and all Damages, in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with:

                        (i) any misrepresentation, omission of fact, or breach
            of any of the Investor's representations or warranties contained in any of the Transaction Documents, the annexes, schedules or exhibits thereto or any instrument, agreement or certificate entered into or delivered by the Investor pursuant to any of the Transaction
            Documents; or

                        (ii) any failure by the Investor to perform any of its
            covenants, agreements, undertakings or obligations set forth in any of the Transaction Documents or any instrument, certificate or agreement entered into or delivered by the Investor pursuant thereto.

            Section 7.3 Notice. Promptly after receipt by either party thereto seeking indemnification pursuant to Section 7.2 (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim'"), the
Indemnified Party promptly shall notify the party from whom indemnification pursuant to Section 7.2 is being sought (the "Indemnifying Party") of the commencement thereof, but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified
Party, except to the extent that the Indemnifying Party is actually prejudiced by such omission or delay. In connection with any Claim as to which both the
Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party
shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the
Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the
Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the
Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and

                                       24

expenses of such legal counsel shall be borne exclusively by the Indemnified
Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

            Section 7.4 Direct Claims. In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnifying Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified
Party and the Indemnifying Party or by any suit, action or proceedings brought in the United States District Court for the Southern District of New York or any
court of the State of New York located in New York City.

                                  ARTICLE VIII

         Due Diligence Review; Non-Disclosure of Non-Public Information.

            Section 8.1 Due Diligence Review. Subject to Section 8.2, the
Company shall make available for inspection and review by the Investors, advisors to and representatives of the Investors (who may or may not be affiliated with the Investors and who are reasonably acceptable to the Company), any underwriter participating in any disposition of the Registrable Securities on behalf of the Investors pursuant to a Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky,
Nasdaq or other filing, all SEC Documents and other filings with the SEC, and all other publicly available corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the
Company's officers, directors and employees to supply all such publicly available information reasonably requested by the Investors or any such representative, advisor or underwriter in connection with such Registration
Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investors and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the
Registration Statement.

            Section 8.2 Non-Disclosure of Non-Public Information.

            (a) The Company shall not disclose material non-public information to the Investors, advisors to or representatives of the Investors unless prior to disclosure of such information the Company identifies such information as being nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Investors' advisors and representatives to enter into a confidentiality agreement in form and content reasonably satisfactory to the Company and the Investors.

                                       25

            (b) Nothing herein shall require the Company to disclose material non-public information to the Investors or their advisors or representatives, and the Company represents that it does not disseminate material non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, promptly notify the advisors and representatives of the
Investors and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting material non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 8.2 shall be construed to mean that such persons or entities other than the Investors (without the written consent of the Investors prior to disclosure of such information as set forth in Section 8.2(a)) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that, based on such due diligence by such persons or entities, the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE IX

                      Legends; Transfer Agent Instructions

            Section 9.1 Legends. Unless otherwise provided below, each certificate representing Registrable Securities will bear the following legend or equivalent (the "Legend"):

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE
U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER
APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION
FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER
SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN
MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED
OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES
ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM SUCH REGISTRATION.

            Section 9.2 Transfer Agent Instructions. Upon Closing, the Company
will issue to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock upon the Company's appointment of any such substitute or replacement transfer agent) the Irrevocable Transfer
Agent Instructions. Such instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be.

                                       26

            Section 9.3 No Other Legend or Stock Transfer Restrictions. No
legend other than the one specified in Section 9.1 and the legend related to the
Company's Rights Plan has been or shall be placed on the share certificates representing the Registrable Securities and no instructions or "stop transfer orders," "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article IX. After the Effective Date applicable to a particular group of Registrable Securities, upon request of the Investor the
Company will substitute certificates without restrictive legends for certificates for any Conversion Shares or Warrant Shares issued prior to such
Effective Date which bear restrictive legends and remove any stop-transfer restriction relating thereto promptly, but in no event later than five (5)
Trading Days after request for removal.

            Section 9.4 Investors' Compliance. Nothing in this Article shall affect in any way each Investor's obligations to comply with all applicable securities laws upon resale of the Common Stock.

            Section 9.5 Transfers without Registration. If an Investor provides the Company with an opinion of counsel reasonably acceptable to the Company, that registration of a resale by such Investor of any Conversion Shares or
Warrant Shares is not required under the Securities Act, the Company shall permit the transfer and promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such
Investor and, if such opinion provides that such legends can be removed, without any restrictive legends.

            Section 9.6 Injunctive Relief. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the
Investors by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Article IX will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Article IX, that the Investors shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

                                   ARTICLE X

                              Choice of Law; Venue

            Section 10.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made in New York by persons domiciled in New York and without regard to its principles of conflicts of laws. The corporate laws of the State of New
York shall govern all issues concerning the relative rights of the Company and its stockholders.

            Section 10.2 Venue. Each party hereto hereby irrevocably submits to the exclusive personal and subject matter jurisdiction of the United States
District Court for the Southern District of New York and any court of the State of New York located in New York City over any suit, action or proceeding arising out of or relating to this Agreement. Each party hereby irrevocably waives to the fullest extent permitted by law, (a) the right to trial by jury; (b) any objection that they may now or hereafter have to the venue of any such suit, action or proceeding brought in any such

                                       27

court; and (c) any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Final judgement in any suit, action or proceeding brought in any such court shall be conclusive and binding upon each party duly served with process therein and may be enforced in the courts of the jurisdiction of which either party or any of their property is subject, by a suit upon such judgement

                                   ARTICLE XI

                                   Assignment

            Section 11.1 Assignment. Neither this Agreement nor any rights of the Investors or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, (a) the provisions of this
Agreement shall inure to the benefit of, and be enforceable by, any permitted transferee of any of the Securities, and (b) each Investor's interest in this
Agreement may be assigned at any time, in whole or in part, to any other person or entity (including any Affiliate of the Investor) who agrees to make the representations and warranties contained in Article III and who agrees to be bound by the terms of this Agreement, provided that such transfer complies with applicable securities laws.

                                  ARTICLE XII

                                     Notices

            Section 12.1 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) hand delivered,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received)
or (b) on the first business day following the date of sending by reputable courier service, fully prepaid, addressed to such address, or (c) upon actual receipt of such mailing, if mailed. The addresses for such communications shall be:

If to the Company:                    Datatec Systems, Inc.
                                      23 Madison Road
                                      Fairfield, New Jersey 07004
                                      Attention:  Isaac J. Gaon
                                      Telephone: (973) 808-4000
                                      Facsimile:  (973) 890-2888

                                       28

with a copy to
(shall not constitute notice):        Olshan Grundman Frome Rosenzweig &
                                      Wolosky LLP
                                      505 Park Avenue
                                      New York, New York 10022
                                      Attention:  Robert H. Friedman
                                      Telephone: (212) 755-7200
                                      Facsimile:  (212) 755-1467

If to the Investors:                  As set forth on the signature pages hereto

Either party hereto may from time to time change its address or facsimile number for notices under this Section 12.1 by giving written notice of such changed address or facsimile number to the other party hereto as provided in this
Section 12.1.

                                  ARTICLE XIII

                                  Miscellaneous

            Section 13.1 Counterparts; Facsimile. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original.

            Section 13.2 Entire Agreement. This Agreement, including the agreements attached as Exhibits hereto, which include, but are not limited to the Debentures, the Warrants, and the Registration Rights Agreement, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as if fully set forth herein.

            Section 13.3 Severability. Any invalidity, illegality or limitation of the enforceability with respect to any one or more of the provisions of this
Agreement, or any part thereof, shall in no way affect or impair the validity, legality or enforceability of any other provisions of this Agreement. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 13.4 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            Section 13.5 Number and Gender. There may be one or more Investors as parties to this Agreement, which Investors may be natural persons or entities. All references to plural Investors shall apply equally to a single
Investor if there is only one Investor, and all references to an Investor as
"it" shall apply equally to a natural person.

                                       29

            Section 13.6 Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given trading day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written agreement of the
Investors and the Company shall be required to employ any other reporting entity.

            Section 13.7 Replacement of Certificates. Upon (i) receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a certificate representing the Debentures or any Conversion
Shares or Warrants or any Warrant Shares and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form to the Company (which shall not include the posting of any bond unless required by the Company's transfer agent) or (iii) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

            Section 13.8 Fees and Expenses. Up to a maximum of $10,000, the
Company shall pay the documented fees, expenses and disbursements of the
Investors, including fees, expenses and disbursements of the Investors' legal counsel and accountants. The Company shall reimburse the Investors for their reasonable expenses and legal fees incurred in enforcing this Agreement (but only to the extent the Investors prevail in enforcing the Agreement) or in any amendments, modifications or waivers with respect thereto. The Investors shall reimburse the Company for its reasonable expenses and legal fees incurred in enforcing this Agreement (but only to the extent the Company prevails in enforcing the Agreement). The Company shall be responsible for all fees and expenses of any of its financial advisors. The Company's obligations under this
Section 13.8 shall arise and remain in force whether or not the Closing occurs hereunder, unless such failure to close is solely the result of default by the
Investors.

            Section 13.9 Brokerage. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other. The
Company, on the one hand, and the Investors, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby. Section 13.10 Publicity. Except to the extent required by law, the Company agrees that it will not issue any press release or other public announcement of the transactions contemplated by this Agreement without the prior consent of the Investors, which shall not be unreasonably withheld nor delayed by more than two (2) Trading Days from their receipt of such proposed release. Except to the extent required by law, no release shall name the
Investors without their express written consent.

            Section 13.10 Publicity. Except to the extent required by law, the
Company agrees that it will not issue any press release or other public announcement of the transactions contemplated by this Agreement without the prior consent of the Investors, which shall not be unreasonably withheld nor delayed by more than two (2) Trading Days from their receipt of such proposed release. Except to the extent required by law, no release shall name the
Investors without their express written consent.

            Section 13.11 Payment Set Aside. To the extent that the Company makes a payment or payments to the Investors hereunder or the Investors enforce or exercise their rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee,

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receiver or any other person or entity under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued
in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

            Section 13.12 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Company or the Investors or any subsequent holder of any Debentures or Warrants upon any breach, default or noncompliance of the Investors, any subsequent holder of any Debentures or
Warrants or the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of the Company or the Investors of any breach, default or noncompliance under this Agreement or any waiver on the Company's or the Investors' part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing and that all remedies, either under this Agreement, by law, or otherwise afforded to the Company and the
Investors, shall be cumulative and not alternative.

            Section 13.13 Amendments and Waivers. Except as otherwise expressly provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) with the written consent of the Company and the
Investors or their transferees holding at least sixty percent (60%) of the outstanding indebtedness and Conversion Shares; provided, however, that no such amendment or waiver shall reduce the aforesaid percentage of Conversion Shares required under this Section 13.13. Any amendment or waiver effected in accordance with this Section 13.13 shall be binding upon the Investors and each transferee of the securities issuable hereunder. Upon the effectuation of each such amendment or waiver, the Company shall promptly give written notice thereof to the Investors (or their transferees) who have not previously consented thereto in writing.

                                  * * * * * *

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            IN WITNESS WHEREOF, the parties hereto have caused this Subordinate
Secured Convertible Debentures and Warrants Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                   COMPANY:

                                   Datatec Systems, Inc.

                                   By:  /s/ Isaac Gaon
                                        ----------------------------------------
                                   Name:  Isaac J. Gaon
                                          --------------------------------------
                                   Title: Chief Executive Officer
                                          --------------------------------------

                                   INVESTORS:

                                   Halifax Fund, L.P.

                                   By:  /s/ Maurice Hryshko
                                        ----------------------------------------
                                   Name:   Maurice Hryshko
                                          --------------------------------------

                                   Address:    c/o The Palladin Group, L.P.
                                               195 Maplewood Avenue
                                               Maplewood, NJ 07040
                                               Fax: (973) 313-6494

                                   Palladin Opportunity Fund, L.L.C.

                                   By:  /s/ Maurice Hryshko
                                        ----------------------------------------
                                   Name:   Maurice Hryshko
                                          --------------------------------------

                                   Address:    c/o The Palladin Group, L.P.
                                               195 Maplewood Avenue
                                               Maplewood, NJ 07040
                                               Fax: (973) 313-6494

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